CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 18, 2025, with respect to the consolidated financial statements included in the Annual Report of Nutex Health Inc. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statements of Nutex Health Inc. on Forms S-8 (File No. 333-267710, File No. 333-273402, and File No. 333-280495).

/s/ GRANT THORNTON LLP

Houston, Texas
November 18, 2025